UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) : May 3, 2024

FOUR CORNERS PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-37538	47-4456296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 3215, Mill Valley, California 94941
(Address of principal executive offices, including zip code)
(415) 965-8030
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 3, 2024, Four Corners Property Trust, Inc. (the “Company”) announced the appointment of Patrick Wernig, age 36, as Chief Financial Officer and Treasurer of the Company. Mr. Wernig replaces Gerald R. Morgan as Chief Financial Officer. Mr. Morgan will continue to serve the Company as an Advisor pursuant to the Transition Agreement previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2024.

Prior to his appointment as Chief Financial Officer and Treasurer, Mr. Wernig served as the Company’s Managing Director of Acquisitions since January 2022. Prior to that role, Mr. Wernig served as Director of Acquisitions from December 2018 to December 2022. Prior to joining the Company in 2016, Mr. Wernig served as an Associate, Investment Banking, at JPMorgan Chase & Co. ("J.P. Morgan") from 2013 to 2016 where he worked on Darden Restaurants’ real estate monetization effort, including the eventual creation and spin off of the Company. Additionally, Mr. Wernig covered numerous net lease clients, assisting with advisory projects and capital raising across asset classes. Prior to joining J.P. Morgan, Mr. Wernig served as an equity research analyst at Barclays Capital from 2009 to 2011.

There are no arrangements or understandings between Mr. Wernig and any other person pursuant to which Mr. Wernig was selected as an officer. There are no family relationships between Mr. Wernig and any other officer or director and there are no transactions in which Mr. Wernig has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Patrick Wernig

In connection with Mr. Wernig’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Wernig entered into an Employment Agreement, dated as of April 24, 2024 (the “Employment Agreement”), pursuant to which he will receive (i) a $420,000 annual base salary, (ii) a target annual bonus opportunity equal to 70% of his annual base salary and (iii) a target annual equity-based award opportunity equal to $520,000. The other terms and conditions of the Employment Agreement are consistent with those set forth in the employment agreements for our other non-CEO executive officers.

In recognition for Mr. Wernig’s promotion to Chief Financial Officer, the Board of Directors of the Company approved a one-time grant of restricted stock units with the fair value of $300,000 and a three-year vesting cliff. Any future changes to Mr. Wernig’s compensatory arrangements will be reported on a subsequent Current Report on Form 8-K.

The foregoing general description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement, effective as of April 24, 2024, between Four Corners Property Trust, Inc. and Patrick L. Wernig
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, General Counsel, and Secretary
Date: May 6, 2024